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                                                                   Exhibit 10.22


                    SEPARATION AGREEMENT AND GENERAL RELEASE


     THIS SEPARATION AGREEMENT AND GENERAL RELEASE (this "Agreement") is made
                                                          ---------
between Joseph Turner ("Mr. Turner") and Centaur Pharmaceuticals, Inc., a
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Delaware corporation ("Centaur") effective January 15, 1999.
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                                 R E C I T A L

     Mr. Turner, the Chief Financial Officer and Treasurer of Centaur, and Centaur desire to terminate the employment relationship between them and provide for certain other matters on the terms and subject to the conditions described in this Agreement.

     N O W,  T H E R E F O R E, the parties hereto hereby agree as follows:

     1. Mr. Turner and Centaur agree that Mr. Turner's employment with Centaur is hereby terminated effective June 30, 1999 (the "Termination Date") and Mr.
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Turner hereby resigns from all positions he holds in the Company, including the positions of Chief Financial Officer and Treasurer, effective on the Termination Date.

     2. From the date hereof through the Termination Date, Mr. Turner will continue to diligently work in the best interests of the Company, in the area of finance and administration, under the direction of and reporting to the Company's President. Mr. Turner's work commitment shall be 40 hours per week through January 31, 1999; 30 hours per week from February 1, 1999 through March 31, 1999; 20 hours per week from April 1, 1999 through May 31, 1999; and 10 hours per week from June 1, 1999 through June 30, 1999, less normal holidays and vacation. Mr. Turner acknowledges that he may be requested to resign his position as Chief Financial Officer and Treasurer prior to the Termination Date, and that he will honor any such request and that any such request will not affect his obligations hereunder. Mr. Turner also acknowledges that Centaur may choose to reduce or eliminate the number of hours Mr. Turner is to work in its discretion; provided that any such reduction or elimination shall not affect Mr. Turner's right to the payments and benefits set forth herein.

     3. Centaur will pay Mr. Turner in the ordinary course on its regular payroll dates through the Termination Date. Each payment shall consist of $6,250 less applicable deductions. Mr. Turner acknowledges that he is not entitled to any other payments or amounts from the Company, except that the Company (i) will reimburse him for business expenses incurred in the ordinary course of carrying out his duties, not to exceed $2,000 per month without the advance written approval of the Company, in accordance with the Company's standard reimbursement policies, and (ii) will pay him for any accrued but unused vacation time upon termination of his employment. Mr. Turner shall also be entitled to his current employee benefits through May 31, 1999. It is agreed that Centaur will not be required to provide any benefits to Mr. Turner (other than the regular salary payment set forth above) for the month of June 1999.
Mr. Turner acknowledges that such amounts are in excess of what he would otherwise be entitled to, and that the excess, which is at least $15,000, is consideration for his release and other provisions set forth herein.

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     4.  If Mr. Turner so requests, Centaur will extend the health insurance coverage it currently provides Mr. Turner, or substantially similar coverage, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985
("COBRA"), for a period of 18 months from the Termination Date (or from May 31,
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1999; if Mr. Turner prefers).  Mr. Turner will have 60 days from the Termination
Date to notify Centaur in writing of his election to continue coverage. Any continuation will be at the expense of Mr. Turner.

     5. Mr. Turner currently holds an option to purchase 100,000 shares of Centaur's Common Stock at a price of $2.50 per share. Such shares will be vested as to 37,500 shares as of the Termination Date (it being agreed that there shall be no vesting for the month of June 1999). It is agreed that other than such options, Mr. Turner does not currently have, nor does he have any other rights to acquire, any other stock or other equity interest of Centaur. Mr. Turner acknowledges that the option must be exercised, if at all, no later than 90 days after the termination of his employment, as set forth in the option.

     6. Mr. Turner understands and agrees that on or before the Termination Date he will identify to Centaur and turn over to Centaur all files, memoranda, records (and copies thereof), credit cards, computer discs and other property in Mr. Turner's possession that are the property of Centaur. Mr. Turner further acknowledges that he has previously entered into an Employee Invention
Assignment and Confidentiality Agreement effective September 5, 1997 (the "Confidentiality Agreement") with Centaur, that various provisions thereof are
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intended to survive the termination of his employment relationship with Centaur, including, without limitation, the provisions of Sections 6 (Assistance re:
Inventions), 8 (Confidentiality) and 11 (Non-Solicitation), and that Mr. Turner will abide by all such obligations.

     7. Centaur and Mr. Turner each agree not to disparage the other. They also agree to keep the terms and conditions of this Agreement confidential, other than as is necessary for purposes of compliance with law, including tax and securities law disclosures, seeking legal or accounting advice, or enforcement of this Agreement.

     8. EXCEPT FOR THE AGREEMENTS SET FORTH HEREIN, INCLUDING THE CONTINUING OBLIGATIONS OF MR. TURNER UNDER THE CONFIDENTIALITY AGREEMENT, EACH PARTY TO THIS AGREEMENT HEREBY FOREVER RELEASES AND DISCHARGES THE OTHER, ITS SUCCESSORS, SUBSIDIARIES, HEIRS, EMPLOYEES, STOCKHOLDERS, OFFICERS, DIRECTORS AND AGENTS, FROM ANY AND ALL CLAIMS, LIABILITIES, EXPENSES, DAMAGES, DEMANDS AND CAUSES OF ACTION, KNOWN OR UNKNOWN, FIXED OR CONTINGENT, WHICH SUCH PARTY HAS OR MAY HEREAFTER HAVE ARISING OUT OF OR IN ANY WAY CONNECTED WITH MR. TURNER'S EMPLOYMENT OR OTHER RELATIONSHIP WITH CENTAUR, INCLUDING THE TERMINATION OF HIS EMPLOYMENT, THROUGH THE DATE HEREOF.

     9. The parties further agree that, upon Centaur's request provided after the Termination Date, and with the consent of Mr. Turner, Centaur and Mr. Turner will enter into a Release Addendum in the form attached hereto as Exhibit A for
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the purpose of extending the effective date of the release set forth herein to the Termination Date. If Mr. Turner refuses to consent then Centaur may, at its option, terminate this Agreement and Mr. Turner shall return $15,000 of the amount paid to him pursuant to Section 3 above.

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     10.  Mr. Turner understands and agrees that in consideration of the foregoing, any current or future rights to pursue any and all remedies available in any state or other jurisdiction under any employment or other Centaur-related causes of action, are hereby waived, including without limitation:

          (a) claims of wrongful discharge, defamation, emotional distress, breach of contract, breach of the covenant of good faith and fair dealing; and

          (b) claims under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the 1964 Civil Rights Act, as amended; the Equal Pay Act of 1963, as amended; the Civil Rights Act of 1866, as amended; and any other laws and regulations relating to employment discrimination.

Notwithstanding any provisions in this Agreement to the contrary, the releases given under this Agreement shall not extend to any rights, claims or causes of action currently unknown to Mr. Turner to the extent hereafter arising with respect to Mr. Turner's rights regarding future medical benefits arising under COBRA.

     11. Each party to this Agreement expressly acknowledges that the releases set forth above are intended to apply to both known and unknown claims, causes of action, etc., and accordingly each party agrees that:

          Each party expressly waives any right or benefit available to him in any capacity under the provisions of section 1542 of the Civil Code of California, which provides:

          "A RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     12. Mr. Turner hereby acknowledges that he has read and understands the releases set forth in Sections 8 through 11 above (collectively, the "Release")
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and has executed this Agreement voluntarily and without coercion.  Mr. Turner further acknowledges that he was given 21 days within which to consider the Release; that he was advised by Centaur to consult with an attorney of his own choosing concerning the waivers contained in the Release; that he has done so or has had the opportunity to do so and that the waivers made herein are knowing, conscious and with full appreciation that he is forever foreclosed from pursuing any of the rights so waived.

     Mr. Turner understands that for a period of seven days after signing the Release he has the right to revoke it and that this Agreement, including but not limited to the Release, shall not become effective or enforceable until after those seven days.

     13. Centaur and Mr. Turner acknowledge that Mr. Turner may act as a consultant to Centaur after the Termination Date, as they may mutually agree in the future. Mr. Turner's compensation for any such work shall be $140 per hour. As a consultant, Mr. Turner shall be an independent contractor, with no right to bind Centaur, and shall be responsible for and pay all taxes

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applicable to any amounts he receives from Centaur as a consultant. As a consultant, Mr. Turner shall undertake such tasks as requested by Centaur and the confidentiality and invention assignment provisions of Mr. Turner's Confidentiality Agreement shall apply to his work as a consultant. Neither party shall have any obligation to enter into a consulting relationship.

     14. Mr. Turner represents and acknowledges that he has carefully read and fully understands all of the provisions of this Agreement which sets forth the entire agreement between the parties. This Agreement supersedes any and all prior agreements or understandings between the parties, including, but not limited to, all corporate policies, practices or procedures pertaining to the subject matter of this Agreement. Mr. Turner represents that he has full authority to enter into this Agreement and that no other person has any claim or interest in the matters described herein, and that this Agreement is binding on himself, his estate, heirs and assigns.

     15. Mr. Turner understands and agrees that in the event of a breach of his confidentiality or non-solicitation obligations under this Agreement and/or the Confidentiality Agreement Centaur may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement and the Confidentiality Agreement.

     16. Mr. Turner also understands and agrees that Centaur may terminate and/or rescind this Agreement and/or terminate the vesting of his shares in the event of a breach of this Agreement by Mr. Turner. Mr. Turner shall not be deemed to be in breach of this Agreement or the Confidentiality Agreement unless
(i) such breach is material and (ii) if the breach is capable of being cured, the Company shall have notified Mr. Turner in writing of the alleged breach and Mr. Turner shall not have cured such breach to the reasonable satisfaction of the Company within 30 days after receipt of such notice; provided however that the Company shall not be obligated to give a notice for the same type of breach more than once.

     17. This Agreement will be governed and interpreted in accordance with the internal laws of the State of California, excluding that body of law governing conflicts of law.

     18. If one or more provisions of this Agreement or the Confidentiality Agreement are held to be unenforceable under applicable law, such provision shall be enforced to the maximum extent permitted by law, and the balance of this Agreement and the Confidentiality Agreement shall remain in full force and effect and shall be interpreted so as to effect the intent of the parties.

     19. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of Centaur and Mr. Turner.

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PLEASE READ CAREFULLY. THIS SEPARATION AND GENERAL RELEASE INCLUDES A RELEASE OF
ALL KNOWN AND UNKNOWN CLAIMS.

          Executed at Sunnyvale, California this 10th day of February, 1999.

                         JOSEPH TURNER


                         By:  /s/ Joseph Turner
                              ------------------------------------------
                              Joseph Turner

                         (You may sign on any date not more than 22 days after January 25, 1999 the date that Centaur presents you with this Agreement.)

          Executed at Sunnyvale this 11th day of February, 1999.

                         Centaur Pharmaceuticals, Inc.



                         By: /s/ Brian Frenzel
                             -------------------------------------------
                             Brian Frenzel, President and
                             Chief Executive Officer



          [Signature page of Separation Agreement and General Release]

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                                   Exhibit A

                                RELEASE ADDENDUM



     Centaur Pharmaceuticals, Inc. (the "Company") and Joseph Turner ("Mr. Turner") hereby agree that the Release set forth in Section 8 of that certain Separation Agreement and General Release dated January 15, 1999 (the "Agreement") shall apply to matters occurring on or before June 30, 1999, the last day of Mr. Turner's employment with the Company. To implement the foregoing, it is agreed that the last four words of Section 8 are hereby amended to read "through June 30, 1999". All other provisions of the Agreement remain in full force and effect and apply to this Release Addendum, including, without limitation, Section 12 of the Agreement.

CENTAUR PHARMACEUTICALS, INC.


By:  _________________________________              _____________________
     Brian Frenzel, Chief Executive                 Joseph Turner
     Officer and President


Date:_________________________________              Date: _______________